EXHIBIT 99.1

For Immediate Release: June 1, 2016

Jennifer Nahas
Vice President, Marketing
Griffin Capital Corporation
jnahas@griffincapital.com
Office Phone: 949-270-9332
Cell Phone: 949-433-6860

Griffin Capital Essential Asset REIT Reports
First Quarter 2016 Results

EL SEGUNDO, Calif. (June 1, 2016) - Griffin Capital Essential Asset REIT, Inc. announced its operating results for the first quarter 2016.

As of March 31, 2016, our portfolio consisted of 75(1) assets encompassing approximately 18.8(1) million square feet of space in 20 states with a total acquisition value of approximately $3.1 billion(1). Details of our earnings can be found below.
Results and Accomplishments for the First Quarter 2016

•	Approximately 67.2% of our portfolio’s net rental revenue(2) was generated by investment grade-rated companies(3).

•	The total capitalization of our portfolio as of March 31, 2016 was approximately $3.4 billion(4).

•	Our weighted average remaining lease term was approximately 7.5 years with average annual rent increases of approximately 2.0%.

•
Modified funds from operations, or MFFO, as defined by the Investment Program Association (IPA), was approximately $41.1 million for the quarter, representing year-over-year growth of approximately 82% for the same period in 2015. Funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), was approximately $44.4 million and $23.2 million for the quarters ended March 31, 2016 and 2015, respectively. (Please see financial reconciliation tables and notes at the end of this release for more information regarding MFFO and FFO.)

•
On March 29, 2016, we exercised our right to increase the total commitments on our senior unsecured credit facility. As a result, the total commitments on the unsecured term loan increased from $640.0 million to $715.0 million.

Significant Events Subsequent to March 31, 2016

•
On April 27, 2016, we acquired the remaining 90% beneficial ownership interest of Griffin Capital (Nashville) Investors, DST, which property is leased in its entirety to HealthSpring, Inc., from unaffiliated third party investors for a purchase price of $41.3 million. We issued approximately $13.8 million in limited partnership units to those investors who elected to exchange their ownership interest.

Griffin Capital Essential Asset REIT, Inc. and Griffin Capital Corporation

Griffin Capital Essential Asset REIT, Inc. is a publicly-registered non-traded REIT with a portfolio, as of May 1, 2016, of 76 office and industrial distribution properties totaling 18.9 million rentable square feet, located in 20 states, representing total REIT capitalization of approximately $3.4 billion. The REIT’s sponsor, Griffin Capital Corporation (“Griffin Capital”), is a privately-owned investment and asset management company headquartered in Los Angeles. Led by senior executives, each with more than two decades of real estate experience collectively encompassing over $22 billion of transaction value and more than 650 transactions, Griffin Capital and its affiliates have acquired or constructed approximately 53 million square feet of space since 1995. As of May 1, 2016, Griffin Capital and its affiliates currently own, manage, sponsor and/or co-sponsor a portfolio consisting of approximately 36 million square feet of space, located in 29 states and the United Kingdom, representing approximately $6.3 billion(5) in asset value. Additional information about Griffin Capital is available at www.griffincapital.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the REIT’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. This is neither an offer nor a solicitation to purchase securities.

###
______________________________
1 Includes the property information related to the acquisition of an 80% ownership interest in a joint venture with affiliates of Digital Realty Trust, L.P.
2 Net rent is based on (a) the contractual base rental payments assuming the lease requires the tenant to reimburse us for certain operating expenses or the property is self-managed by the tenant and the tenant is responsible for all, or substantially all, of the operating expenses; or (b) contractual rent payments less certain operating expenses that are our responsibility for the 12-month period subsequent to March 31, 2106 and includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that the tenant will perform its obligations under its lease agreement during the next 12 months.
3 Investment grade tenants are either tenants and/or guarantors with investment grade credit ratings or those whose non-guarantor parent companies have investment grade credit ratings. Of the 67.2% net rent, 59.2% is from a Nationally Recognized Statistical Rating Organization (NRSRO) credit rating, with the remaining 8.0% being from a non-NRSRO, but having a rating that is equivalent to an NRSRO investment grade rating. Bloomberg’s default risk rating is an example of a non-NRSRO rating.
4 Total capitalization includes the outstanding debt balance plus total equity raised and issued, including operating partnership units, net of redemptions.
5 Includes information related to interests in joint ventures.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands, except share amounts)

	March 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$31,101	$21,944
Restricted cash	18,910	24,187
Restricted cash - real estate funds held for exchange	—	47,031
Real estate:
Land	358,406	355,443
Building and improvements	2,017,932	2,020,947
Tenant origination and absorption cost	516,637	516,879
Construction in progress	7,106	4,805
Total real estate	2,900,081	2,898,074
Less: accumulated depreciation and amortization	(233,015)	(202,048)
Total real estate, net	2,667,066	2,696,026
Real estate assets and other assets held for sale, net	70,709	68,792
Investments in unconsolidated entities	53,927	56,863
Intangible assets, net	34,412	36,769
Deferred rent	31,104	26,432
Mortgage receivable from affiliate	—	24,513
Other assets, net	28,597	34,833
Total assets	$2,935,826	$3,037,390
LIABILITIES AND EQUITY
Debt:
Mortgages payable, plus unamortized premium of $1,680 and $810, respectively	$361,595	$361,746
Term Loan (July 2015)	709,532	634,922
Revolver Loan (July 2015)	354,873	476,759
Total debt	1,426,000	1,473,427
Restricted reserves	11,008	11,286
Interest rate swap liability	21,339	6,394
Mandatory redemption of noncontrolling interest	500	18,129
Accounts payable and other liabilities	59,799	68,168
Distributions payable	6,182	6,147
Due to affiliates	3,364	8,757
Below market leases, net	36,390	41,706
Liabilities of real estate assets held for sale	1,761	2,845
Total liabilities	1,566,343	1,636,859
Commitments and contingencies (Note 10)
Noncontrolling interests subject to redemption, 531,000 units eligible towards redemption as of March 31, 2016 and December 31, 2015	4,887	4,887
Common stock subject to redemption	89,913	86,557
Stockholders’ equity:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; no shares outstanding as of March 31, 2016 and December 31, 2015	—	—
Common Stock, $0.001 par value; 700,000,000 shares authorized; 175,811,683 and 175,184,519 shares outstanding, as of March 31, 2016 and December 31, 2015	176	175
Additional paid-in capital	1,561,501	1,561,499
Cumulative distributions	(242,269)	(212,031)
Accumulated deficit	(43,144)	(55,035)
Accumulated other comprehensive loss	(21,902)	(6,839)
Total stockholders’ equity	1,254,362	1,287,769
Noncontrolling interests	20,321	21,318
Total equity	1,274,683	1,309,087
Total liabilities and equity	$2,935,826	$3,037,390

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2016	2015
Revenue:
Rental income	$66,850	$44,715
Property expense recoveries	18,952	10,498
Total revenue	85,802	55,213
Expenses:
Asset management fees to affiliates	5,789	3,787
Property management fees to affiliates	2,370	1,474
Property operating expense	10,939	6,899
Property tax expense	11,126	6,878
Acquisition fees and expenses to non-affiliates	110	402
Acquisition fees and expenses to affiliates	—	1,980
General and administrative expenses	1,289	1,126
Depreciation and amortization	31,206	19,465
Total expenses	62,829	42,011
Income from operations	22,973	13,202
Other income (expense):
Interest expense	(12,029)	(5,428)
Interest income	1,826	106
Loss from investment in unconsolidated entities	(384)	(392)
Gain from sale of depreciable operating property	—	3,613
Net income	12,386	11,101
Distributions to redeemable preferred unit holders	—	(4,687)
Less: Net income attributable to noncontrolling interests	(406)	(210)
Net income attributable to controlling interest	11,980	6,204
Distributions to redeemable noncontrolling interests attributable to common stockholders	(89)	(88)
Net income attributable to common stockholders	$11,891	$6,116
Net income attributable to common stockholders per share, basic and diluted	$0.07	$0.05
Weighted average number of common shares outstanding, basic and diluted	175,192,167	130,106,364
Distributions declared per common share	$0.17	$0.17

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
Funds from Operations and Modified Funds from Operations
(unaudited)

Our management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Additionally, publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, we believe that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases.
In order to provide a more complete understanding of the operating performance of a REIT, the National Association of Real Estate Investment Trusts (“NAREIT”) promulgated a measure known as funds from operations (“FFO”). FFO is defined as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, adding back asset impairment write-downs, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships, joint ventures and preferred distributions. Because FFO calculations exclude such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do, making comparisons less meaningful.
The Investment Program Association (“IPA”) issued Practice Guideline 2010-01 (the “IPA MFFO Guideline”) on November 2, 2010, which extended financial measures to include modified funds from operations (“MFFO”). In computing MFFO, FFO is adjusted for certain non-operating cash items such as acquisition fees and expenses and certain non-cash items such as straight-line rent, amortization of in-place lease valuations, amortization of discounts and premiums on debt investments, nonrecurring impairments of real estate-related investments, mark-to-market adjustments included in net income (loss), and nonrecurring gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. Management is responsible for managing interest rate, hedge and foreign exchange risk. To achieve our objectives, we may borrow at fixed rates or variable rates. In order to mitigate our interest rate risk on certain financial instruments, if any, we may enter into interest rate cap agreements or other hedge instruments and in order to mitigate our risk to foreign currency exposure, if any, we may enter into foreign currency hedges. We view fair value adjustments of derivatives, impairment charges and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance. Additionally, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations, assessments regarding general market conditions, and the specific performance of properties owned, which can change over time. No less frequently than annually, we evaluate events and changes in circumstances that could indicate that the carrying amounts of real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present, we assess whether the carrying value of the assets will be recovered through the future undiscounted operating cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) expected from the use of the assets and the eventual disposition. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of MFFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges through operational net revenues or cash flows prior to any liquidity event.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
Funds from Operations and Modified Funds from Operations
(unaudited)

We adopted the IPA MFFO Guideline as management believes that MFFO is a beneficial indicator of our on-going portfolio performance and ability to sustain our current distribution level. More specifically, MFFO isolates the financial results of the REIT’s operations. MFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, MFFO for the period presented may not be indicative of future results or our future ability to pay our dividends. By providing FFO and MFFO, we present information that assists investors in aligning their analysis with management’s analysis of long-term operating activities. MFFO also allows for a comparison of the performance of our portfolio with other REITs that are not currently engaging in acquisitions, as well as a comparison of our performance with that of other non-traded REITs, as MFFO, or an equivalent measure, is routinely reported by non-traded REITs, and we believe often used by analysts and investors for comparison purposes. As explained below, management’s evaluation of our operating performance excludes items considered in the calculation of MFFO based on the following economic considerations:

•
Straight-line rent. Most of our leases provide for periodic minimum rent payment increases throughout the term of the lease. In accordance with GAAP, these periodic minimum rent payment increases during the term of a lease are recorded to rental revenue on a straight-line basis in order to reconcile the difference between accrual and cash basis accounting. As straight-line rent is a GAAP non-cash adjustment and is included in historical earnings, FFO is adjusted for the effect of straight-line rent to arrive at MFFO as a means of determining operating results of our portfolio.

•
Amortization of in-place lease valuation. Acquired in-place leases are valued as above-market or below-market as of the date of acquisition based on the present value of the difference between (a) the contractual amounts to be paid pursuant to the in-place leases and (b) management's estimate of fair market lease rates for the corresponding in-place leases over a period equal to the remaining non-cancelable term of the lease for above-market leases. The above-market and below-market lease values are capitalized as intangible lease assets or liabilities and amortized as an adjustment to rental income over the remaining terms of the respective leases. As this item is a non-cash adjustment and is included in historical earnings, FFO is adjusted for the effect of the amortization of in-place lease valuation to arrive at MFFO as a means of determining operating results of our portfolio.

•
Acquisition-related costs. We were organized primarily with the purpose of acquiring or investing in income-producing real property in order to generate operational income and cash flow that will allow us to provide regular cash distributions to our stockholders. In the process, we incur non-reimbursable affiliated and non-affiliated acquisition-related costs, which in accordance with GAAP, are expensed as incurred and are included in the determination of income (loss) from operations and net income (loss). These costs have been and will continue to be funded with cash proceeds from our Primary Public Offerings or included as a component of the amount borrowed to acquire such real estate. If we acquire a property after all offering proceeds from our Public Offerings have been invested, there will not be any offering proceeds to pay the corresponding acquisition-related costs. Accordingly, unless our Advisor determines to waive the payment of any then-outstanding acquisition-related costs otherwise payable to our Advisor, such costs will be paid from additional debt, operational earnings or cash flow, net proceeds from the sale of properties, or ancillary cash flows. In evaluating the performance of our portfolio over time, management employs business models and analyses that differentiate the costs to acquire investments from the investments’ revenues and expenses. Acquisition-related costs may negatively affect our operating results, cash flows from operating activities and cash available to fund distributions during periods in which properties are acquired, as the proceeds to fund these costs would otherwise be invested in other real estate related assets. By excluding acquisition-related costs, MFFO may not provide an accurate indicator of our operating performance during periods in which acquisitions are made. However, it can provide an indication of our on-going ability to generate cash flow from operations and continue as a going concern after we cease to acquire properties on a frequent and regular basis, which can be compared to the MFFO of other non-listed REITs that have completed their acquisition activity and have similar operating characteristics to ours. Management believes that excluding these costs from MFFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management.

•
Financed termination fee. We believe that a fee received from a tenant for terminating a lease is appropriately included as a component of rental revenue and therefore included in MFFO. If, however, the termination fee is to be paid over time, we believe the recognition of such termination fee into income should not be included in MFFO. Alternatively, we believe that the periodic amount paid by the tenant in subsequent periods to satisfy the termination fee obligation should be included in MFFO.

•
Gain or loss from the extinguishment of debt. We use debt as a partial source of capital to acquire properties in our portfolio. As a term of obtaining this debt, we will pay financing costs to the respective lender. Financing costs are capitalized as a component of total assets on the consolidated balance sheets and amortized into interest expense on a straight-line basis over the term of the debt. We consider the amortization expense to be a component of operations if

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
Funds from Operations and Modified Funds from Operations
(unaudited)

the debt was used to acquire properties. From time to time, we may cancel certain debt obligations and replace these canceled debt obligations with new debt at more favorable terms to us. In doing so, we are required to write off the remaining capitalized financing costs associated with the canceled debt, which we consider to be a cost, or loss, on extinguishing such debt. Management will no longer consider the effect of amortization of these financing costs in operating models and also believes that this loss is considered an isolated event not associated with our operations, and therefore, deems this write off to be an exclusion from MFFO.

•
Preferred units redemption premium. Preferred units were issued as a partial source of capital to acquire properties. As a term of the purchase agreement, we paid issuance costs to the investor that were capitalized as a component of equity on the consolidated balance sheets. Further, the purchase agreement allowed us to exercise our right to redeem the outstanding preferred units, and, in doing so, we were obligated to pay a redemption fee. In conjunction with the redemption, GAAP requires us to write off the issuance costs on a proportional basis of the redeemed preferred units to the total amount of preferred units issued. The write off of the issuance costs are reflected on the statement of operations as a loss due to preferred unit redemptions. Management believes the loss, similar to the extinguishment of debt, is considered an isolated event not associated with our continuing operations, and therefore, deems it an exclusion from MFFO.

For all of these reasons, we believe the non-GAAP measures of FFO and MFFO, in addition to income (loss) from operations, net income (loss) and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of our real estate portfolio. However, a material limitation associated with FFO and MFFO is that they are not indicative of our cash available to fund distributions since other uses of cash, such as capital expenditures at our properties and principal payments of debt, are not deducted when calculating FFO and MFFO. Additionally, MFFO has limitations as a performance measure in an offering such as ours where the price of a share of common stock is a stated value. The use of MFFO as a measure of long-term operating performance on value is also limited if we do not continue to operate under our current business plan as noted above. MFFO is useful in assisting management and investors in assessing our on-going ability to generate cash flow from operations and continue as a going concern in future operating periods, and in particular, after the offering and acquisition stages are complete and NAV is disclosed. However, MFFO is not a useful measure in evaluating NAV because impairments are taken into account in determining NAV but not in determining MFFO. Therefore, FFO and MFFO should not be viewed as more prominent a measure of performance than income (loss) from operations, net income (loss) or to cash flows from operating activities and each should be reviewed in connection with GAAP measurements.
Neither the SEC, NAREIT, nor any other applicable regulatory body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate MFFO and its use as a non-GAAP performance measure. In the future, the SEC or NAREIT may decide to standardize the allowable exclusions across the REIT industry, and we may have to adjust the calculation and characterization of this non-GAAP measure.
Our calculation of FFO and MFFO is presented in the following table for the three months ended March 31, 2016 and 2015 (in thousands):

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
Funds from Operations and Modified Funds from Operations
(unaudited)

	Three Months Ended March 31,
	2016	2015
Net income	$12,386	$11,101
Adjustments:
Depreciation of building and improvements	13,217	8,017
Amortization of leasing costs and intangibles	17,982	11,441
Equity interest of depreciation of building and improvements - unconsolidated entities	629	613
Equity interest of amortization of intangible assets - unconsolidated entities	1,199	1,200
Gain from sale of depreciable operating property	—	(3,613)
FFO	$45,413	$28,759
Distributions to redeemable preferred unit holders	—	(4,687)
Distributions to noncontrolling interests	(981)	(849)
FFO, adjusted for redeemable preferred and noncontrolling interest distributions	$44,432	$23,223
Reconciliation of FFO to MFFO:
Adjusted FFO	$44,432	$23,223
Adjustments:
Acquisition fees and expenses to non-affiliates	110	402
Acquisition fees and expenses to affiliates	—	1,980
Revenues in excess of cash received (straight-line rents)	(4,884)	(3,185)
Amortization of above/(below) market rent	842	(551)
Amortization of ground leasehold interests (below market)	7	7
Revenues in excess of cash received (financed termination fee)	(202)	—
Financed termination fee payments received	274	260
Equity interest of revenues in excess of cash received (straight-line rents) - unconsolidated entities	(244)	(346)
Equity interest of amortization of above/(below) market rent - unconsolidated entities	750	750
MFFO	$41,085	$22,540